Exhibit 10.2

NEITHER THIS SECURED PROMISSORY NOTE NOR THE SECURITIES INTO WHICH THIS SECURED PROMISSORY NOTE ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

TRILLER CORP.

Secured Convertible Promissory Note

Original Principal Amount: $8,510,000

Issuance Date: April 25, 2024

Number: ILLR-1

FOR VALUE RECEIVED, TRILLER CORP., an entity organized under the laws of the state of Delaware (“Triller Corp.” or the “Company”), hereby promises to pay to the order of YA II PN, LTD., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and Payment Premium or Redemption Premium, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (12). The Issuance Date is the date of the first issuance of this Secured Convertible Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with a 6% original issue discount.

This Note is being issued pursuant to Section 2.01 of the Amended and Restated Standby Equity Purchase Agreement, dated April 25, 2024 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “SEPA”), by and between the Triller Corp, AGBA Group Holding Limited, a British Virgin Islands business Company (“AGBA Group” or the “Parent”) and YA II PN, Ltd., as the Investor. Upon the consummation of the Merger (as defined below), all of the obligations of Triller under the SEPA will automatically be assumed by AGBA Group.

Pursuant to that certain Agreement and Plan of Merger dated April 16, 2024 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Parent, its wholly owned subsidiary AGBA Social Inc. (“Merger Sub”), the Company and Bobby Sarnevesht, solely as representative of the Company stockholders, (a) the Triller Corp was to complete its reorganization (the “Triller Reorganization”) with Triller Hold Co LLC (“Triller LLC”), such that Triller LLC will reorganize into the Company as a Delaware Corporation, (b) AGBA Group will domesticate to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all Parent’s ordinary shares, par value $0.001 per share (“AGBA Ordinary Shares”) will automatically convert into the same number of shares of common stock, par value $0.001 per share of AGBA Group (the “AGBA Common Shares”) and (c) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub will be merged into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of AGBA Group. On April 18, 2024, the Triller Reorganization was completed. Upon the consummation of the Merger all the obligations of Triller Corp. under this Note shall automatically be assumed by AGBA Group, and upon such consummation and thereafter, all references herein to the “Company” shall refer to AGBA Group, and all references to “Common Shares” shall refer to the AGBA Common Shares.

This Note may be repaid in accordance with the terms of the SEPA, including, without limitation, pursuant to Investor Notices and corresponding Advance Notices deemed given by the Company in connection with such Investor Notices. The Holder also has the option of converting on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices in accordance with Section 3 of this Note. All Obligations owed by the Company to the Holder under this Note and each other Transaction Document are guaranteed by the Guarantors pursuant to the Guaranty and secured by the Company and the Guarantors pursuant to the Security Documents.

(1) GENERAL TERMS

(a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be April 25, 2025, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 5% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c) Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter, a Trigger Event occurs, then the Company shall make monthly payments beginning on the 7th Trading Day after the Trigger Date and continuing on the same day of each successive Calendar Month. Each monthly payment shall be in an amount equal to the sum of (i) $1,750,000 of Principal with respect to this Note outstanding (or the outstanding Principal of such Note if less than such amount) (the “Triggered Principal Amount”), plus (ii) the Payment Premium (as defined below) in respect of such Triggered Principal Amount, and (iii) accrued and unpaid interest hereunder as of each payment date. The obligation of the Company to make monthly prepayments related to a Trigger Event shall cease (with respect to any payment that has not yet come due) if any time after the Trigger Date (A) in the event of a Floor Price Event, (i) on the date that is the 7th consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect or (ii) the Company provides the Investor a reset notice (a “Reset Notice”) setting forth a reduced Floor Price which shall be equal to no more than 85% of the closing price on the Trading Day immediately prior to such Reset Notice (and in no event greater than the Floor Price that was then in effect), (B) in the event of an Exchange Cap Event, the date the Company has obtained stockholder approval to increase the number of Common Shares under the Exchange Cap and/ or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the condition or event causing the Registration Event has been cured or the Holder is able to resell the Common Shares issuable upon conversion of this Note in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs.

(d) Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that (i) the Company provides the Holder with at least 10 Trading Days’ prior written notice (each a “Redemption Notice”) of its desire to exercise an Optional Redemption, and (ii) on the date the Redemption Notice is issued, the VWAP of the Common Stock is less than the Fixed Price. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be equal to the outstanding Principal balance being redeemed by the Company, plus the Redemption Premium (as defined below), plus all accrued and unpaid interest. After receipt of the Redemption Notice, the Holder shall have 10 Trading Days to elect to convert all or any portion of the Note. On the 11th Trading Day after the Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed after giving effect to conversions or other payments effected during the 10 Trading Day period.

(e) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any Governmental Authority):

(i) The Company’s or any Guarantor’s failure to pay to the Holder any amount of Principal, Redemption Amount, Payment Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document;

(ii) The Company, any Subsidiary of the Company, or any Guarantor shall commence, or there shall be commenced against the Company, any Subsidiary of the Company, or any Guarantor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company, any Subsidiary of the Company, or any Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, any Subsidiary of the Company, or any Guarantor and any such bankruptcy, insolvency or other proceeding remains undismissed for a period of sixty one (61) days; or the Company, any Subsidiary of the Company, or any Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company, any Subsidiary of the Company, or any Guarantor suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company, any Subsidiary of the Company, or any Guarantor makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company, any Subsidiary of the Company, or any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company, any Subsidiary of the Company, or any Guarantor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company, any Subsidiary of the Company, or any Guarantor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company, any Subsidiary of the Company, or any Guarantor for the purpose of effecting any of the foregoing;

(iii) The Company or any Subsidiary of the Company, or any Guarantor shall default, in any of its Obligations under any obligation or any promissory note, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company, any Subsidiary of the Company, or any Guarantor in an amount exceeding $600,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness being declared due and payable and such default is not thereafter cured within ten (10) Business Days;

(iv) A final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity;

(v) At any time after the consummation of the Merger, the Common Shares shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days;

(vi) The Company, any Subsidiary of the Company, or any Guarantor shall be a party to any Change of Control Transaction (as defined in Section (12)), other than the Merger, unless in connection with such Change of Control Transaction this Note is retired;

(vii) The Company’s (A) failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Note into Common Shares that is tendered in accordance with the provisions of the Note;

(viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(ix) The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x) Any material representation or warranty made or deemed to be made by or on behalf of the Company, any Subsidiary of the Company, or any Guarantor in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xi) Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Company or any other Person (including a Guarantor) contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company or any Guarantor denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document;

(xii) The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(xiii) Any Event of Default (as defined in any Transaction Document other than this Note) occurs with respect to any Transaction Document, or any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or any agreement between or among the Company and the Holder;

(xiv) Any Security Document (including this Note) covering a portion of the Collateral shall cease to create a valid and perfected lien, with the priority required by the Security Documents (including this Note) on and security interest in any material portion of the Collateral covered thereby;

(xv) The Merger Agreement is terminated prior to the consummation of the Merger, the Merger as contemplated by the Merger Agreement is not consummated within 120 days of the Issuance Date, or any material change, modification, or amendment is made to the Merger Agreement without the prior consent of the Holder; or

(xvi) The Company or any guarantor shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through Section (2)(a)(xiv) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed.

(b)   During the time that any portion of this Note is outstanding, if any Event of Default has occurred , the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (6), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with interest and other amounts owing in respect thereof and other Obligations accrued hereunder and under any other Transaction Document, to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, on one or more occasions all or part of the Note in accordance with Section (3) (and subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii)) at any time after (x) an Event of Default or (y) the Maturity Date at the Conversion Price. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, (other than required notice of conversion) and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(3) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company’s Common Shares, on the terms and conditions set forth in this Section (3).

(a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the consummation of the Merger, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable Common Shares in accordance with Section (3)(b), at the Conversion Price. The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Common Shares upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Shares, the Company shall round such fraction of a share of Common Shares up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If within three (3) Trading Days after the Company’s receipt of an email copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon such holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii) Principal Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any Common Shares upon conversion of this Note, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection the SEPA and with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of Principal Market and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if (i) the Company’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules of the Principal Market. From and after the consummation of the Merger, the Company will continuously maintain the listing and trading of its Common Shares on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(d)   Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) So long as this Note remains outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed its transfer agent to irrevocably reserve, the maximum number of Common Shares issuable upon conversion of this Note (assuming for purposes hereof that (x) this Note and is convertible at the Floor Price as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Note set forth herein (the “Required Reserve Amount”), provided that at no time shall the number of Common Shares reserved pursuant to this Section (3)(d)(ii) be reduced other than proportionally with respect to all Common Shares in connection with any conversion (other than pursuant to the conversion of this Note in accordance with their terms) and/or cancellation, or reverse stock split. If at any time the number of Common Shares authorized but unissued and not otherwise reserved for issuance (including (i) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Common Shares (other than the Note) and (ii) Common Shares remaining available for issuance under the Company’s equity incentive plans) is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to its general meeting of shareholders an increase of its authorized share capital necessary to meet the Company’s Obligations pursuant to this Note, recommending that shareholders vote in favor of such an increase. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable upon conversion of all amount outstanding under this Note (assuming for purposes hereof that (x) the Note is convertible at the Conversion Price then in effect, and (y) any such conversion shall not take into account any limitations on the conversion of the Note, other than the Floor Price then in effect but solely with respect to the Variable Price), the Company will use reasonable best efforts to promptly call and hold a shareholder meeting for the purpose of seeking the approval of its shareholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.

(iii) Neither the Company, nor any of its Subsidiaries, nor any Guarantor will, directly or indirectly, use the proceeds of the issuance of this Note to repay any loans to any executives or employees of the Company or to make any payments in respect of any debt (whether related party or not). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the transactions contemplated herein, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of sanctions or is a sanctioned country.

(iv) From the date hereof until this Note have been repaid, unless the Holder shall have given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the date hereof) to, directly or indirectly (i) amend its charter documents, including, without limitation, its Certificate of Incorporation (or similar governing document), in any manner that materially and adversely affects any rights of the Holder, (ii) increase the nominal value of its Common Shares, or (iii) enter into, agree to enter into, or effect, any Variable Rate Transaction other than with the Holder. “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (ii) enters into any agreement, including but not limited to an “equity line of credit,” or other continuous offering or similar offering of Common Shares.

(v) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(vi) Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Common Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(e) Adjustment of Conversion Price upon Subdivision or Combination of Common Shares. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Shares or any other equity or equity equivalent securities payable in Common Shares, (b) subdivide outstanding Common Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (d) issue by reclassification of Common Shares any shares of capital stock of the Company, then each of the Fixed Price and the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Common Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(f) Adjustment of Conversion Price upon Issuance of Common Stock. Except as in connection with the Triller Reorganization, the Merger or issuance of an Exempt Issuance, if the Company, at any time while this Note is outstanding, issues or sells any Common Shares or Convertible Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Common Share is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such Common Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Share upon conversion or exchange or exercise of such Convertible Securities; provided, however, that a Dilutive Issuance shall not include any issuance of Common Shares pursuant to either an Advance Notice or Investor Notice (each, as defined in the SEPA).

(g) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Shares are entitled to receive securities or other assets with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the Common Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Common Shares had such Common Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the Common Shares otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Shares in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to Common Shares) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(h) Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(i) Upon consummation of the Merger, AGBA Group shall assume all obligations of the Company hereunder and the Company shall become a Guarantor and join as a party to the Guaranty. The Holder may require AGBA Group to issue to the Holder a replacement convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued, in exchange for the cancellation of this Note.

(j) Other than in connection with the Merger, in case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (2)(a)(xiii), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the Common Shares into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each Common Shares would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

(4) INDEMNIFICATION

(a) With respect to the Company’s obligations under this Note and the other Transaction Documents, to the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Holder, its investment manager and their respective directors, officers, partners, employees, agents, representatives, and successors and assigns of, and each Person, if any, who controls Holder within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any filing made in any public filing (including, without limitation, any Periodic Reports) made by the Company with the Commission, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Persons and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

(b) Promptly after receipt by an Indemnified Person under this Section (4) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section (4), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section (4), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section (4) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(d) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(e) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section (4) to the fullest extent permitted by law.

(5) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 5(4)(a) or Section 5(4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(6) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company (prior to the Merger), to:	Triller Corp.

Triller Corp. 7119 West Sunset Blvd, Suite 782 Los Angeles, CA 90046 Attention: Prem Parameswaran Chief Financial Officer Telephone: (310) 893-6090 Email: prem@triller.co

If to the Company (After the Merger), to:	AGBA Group Holding Limited AGBA Tower
68 Johnston Road Wan Chai, Hong Kong SAR
Attn: Win-Fai Ng, CEO
Telephone:
Email: wingfai.ng@agba.com

with a copy (which shall not constitute notice) to:
E-mail:

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Telephone: 201-985-8300
Email: Legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(7) So long as this Note is outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; (iii) enter into any agreement with respect to any of the foregoing; or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its Obligations under this Note or the SEPA, including, without limitation, the obligation of the Company to make cash payments hereunder. Furthermore, and in addition to the foregoing, the Company agrees that so long as this Note is outstanding, without the prior written consent of the Holder, the Company shall not (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, or (b) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or effect any of the foregoing, whether or not any such action has been previously approved by the stockholders of the Company.

(8) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Common Shares in accordance with the terms hereof.

(9) After the Issuance Date, without the Holder’s consent, the Company will not and will not permit any of its Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness or any security interests or liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; provided, further, for the avoidance of doubt, no creditor of the Company, whether secured or unsecured, present or future, shall have any right, legal or equitable, to attach, garnish, levy upon, or otherwise encumber any of the proceeds received or shares transmitted by the Company pursuant to the SEPA, including, for the avoidance of doubt, by means of an Advance Notice. This shall include, but shall not be limited to, the Investor’s right of offset, and any setoff, counterclaim, charge, pledge, security interest, or any other form of encumbrance or claim on such proceeds. The proceeds or the issuance of shares, as applicable, from the SEPA shall be deemed separate and distinct assets of the Company, free from any claim or interference from any creditor of the Company.

(10) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a)   Governing Law. This Note and the rights and Obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)   Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(11) If the Company fails to strictly comply with the terms of this Note and/or any other Transaction Document, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(12) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(13) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(14) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Amortization Principal Amount” shall have the meaning set forth in Section (1)(c).

(b) “Applicable Price” shall have the meaning set forth in Section (3)(f).

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(e) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

(f) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii).

(g) “Calendar Month” means one of the months as named in the calendar.

(h) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(i) “Closing Price” means the price per share in the last reported trade of the Common Shares on a Primary Market or on the exchange which the Common Shares are then listed as quoted by Bloomberg.

(j) “Collateral” has the meaning given to such term in the Security Agreement and the Pledge Agreement.

(k) “Commission” means the Securities and Exchange Commission.

(l) “Common Shares” means, prior to the consummation of the Merger, the shares of Series A common stock, par value $0.0001, of Triller Corp., and after the consummation of the Merger, the AGBA Common Shares, and in each case stock of any other class into which such shares may hereafter be changed or reclassified.

(m) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(n) “Conversion Date” shall have the meaning set forth in Section (3)(b)(i).

(o) “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii).

(p) “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i).

(q) “Conversion Price” means, as of any Conversion Date or other date of determination the lower of (i) a price per Common Share equal to 100% of the average of the daily VWAPs during the ten (10) Trading Days immediately preceding the closing date of the Merger (the “Fixed Price”), or (ii) 92.5% of the lowest daily VWAP during the ten (10) consecutive Trading Days immediately preceding the Conversion Date or other date of determination (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note.

(r) “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(s) “Dilutive Issuance” shall have the meaning set forth in Section (3)(f).

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities (i) are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith or (ii) are subject to a written lock-up agreement satisfactory to the Purchasers, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of Common Stock pursuant to the SEPA.

(v) “Floor Price” solely with respect to the Variable Price, shall be equal to (i) a price equal to 20% of the average of the daily VWAPs during the ten (10) Trading Days immediately preceding the closing date of the Merger, and (ii) from and after the date of effectiveness of the initial Registration Statement, 20% of the VWAP of the Trading Day immediately prior to the date of effectiveness of the initial Registration Statement, if such price is lower than the price in part (i) of this section. Notwithstanding the foregoing, the Company may reduce the Floor Price to any amounts set forth in a written notice to the Holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter.

(w) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares is effectively converted into or exchanged for other securities, cash or property.

(x) “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state, district, territory, county, municipal, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies), and including the Persons holding or exercising the powers, privileges, discretions, titles, offices or authorities of any of the foregoing.

(y) “Guarantor(s)” means each of the guarantors from time to time party to the Guaranty.

(z) “Guaranty” means that certain Guaranty Agreement, dated on or about the Issuance Date, made by each of the Guarantors party thereto from time to time in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.

(aa) “New Issuance Price” shall have the meaning set forth in Section (3)(f).

(bb) “Obligations” means all of the Company’s and each Guarantor’s now existing and hereafter created or arising obligations, indebtedness and liabilities of any kind (whether primary or secondary, conditional or unconditional, contingent or noncontingent, joint or several) owed to the Holder, whether existing, created, incurred or arising in the Company’s or such Guarantor’s capacity as a borrower, guarantor, indemnitor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor, including (a) any loan amount, principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fee, charge, indemnification obligation, reimbursement obligation, royalty, premium, cost, expense, price, rent or other amount owed by the Company or such Guarantor to the Holder at any time, including future advances, protective advances and other financial accommodations, (b) any obligations, indebtedness or liabilities of the Company and the Guarantors to the Holder under any Transaction Document at any time, and (c) any of the foregoing that may have been, or that may be, acquired by the Holder from any third party, the Company or any Guarantor at any time.

(cc) “Payment Premium” means 7.5% of the Principal amount being paid.

(dd) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q) and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(ee) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(ff) “Pledge Agreement” means that certain Pledge Agreement, dated as of the Issuance Date, by the Company and the Guarantors from time to time party thereto in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.

(gg) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(hh) “Redemption Premium” means ten percent (10%) of the Principal amount being redeemed or paid.

(ii) “Registration Rights Agreement” means the registration rights agreement entered into between the Company and the Holder on the date hereof.

(jj) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(kk) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ll) “Security Agreement” means collectively that certain Security Agreement and the Patent Security Agreement, each dated as of the Issuance Date, by the Company and the Guarantors from time to time party thereto in favor of the Holder, as may be amended, restated, supplemented or otherwise modified from time to time.

(mm) “Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, and any other security agreements, pledge agreements or other similar agreements delivered to the Holder, the Guaranty and each of the other agreements, instruments or documents that creates a lien or guaranty in favor of the Holder.

(nn) “Share Delivery” Date” shall have the meaning set forth in Section (3)(b)(i).

(oo) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(pp) “Trading Day” means a day on which the Common Shares are quoted or traded on a Primary Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(qq) “Transaction Document” means, each of the SEPA, the Registration Rights Agreement, the Security Documents and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

(rr) “Trigger Event” shall mean (i) from and after the consummation of the Merger, the daily VWAP is less than the Floor Price for any five (5) of seven (7) consecutive Trading Days (a “Floor Price Event”), (ii) unless the Company has obtained the approval from its stockholders in accordance with the rules of the Principal Market for the issuance of Shares pursuant to the transactions contemplated in this Note and the SEPA in excess of the Exchange Cap, the Company has issued in excess of 99% of the Common Shares available under the Exchange Cap (an “Exchange Cap Trigger”), or (iii) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of 20 Trading Days, or the occurrence of an Event (as defined in the Registration Rights Agreement) (a “Registration Event”) (the last such day of each such occurrence, a “Trigger Date”).

(ss) “Underlying Shares” means the Common Shares issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(tt) “VWAP” means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Primary Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Secured Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

TRILLER CORP.

By:
Name:
Title:

AGBA GROUP HOLDING LIMITED.

By:
Name:
Title:

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: [TRILLER CORP.][AGBA GROUP HOLDING LIMITED]

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. ILLR-1 into Common Shares of [TRILLER CORP.] [AGBA GROUP HOLDING LIMITED], according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest to be Converted:
Total Conversion Amount to be converted:
Fixed Price:
Variable Price:
Applicable Conversion Price:
Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:
Name:
Title: